STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated this 3rd day of August, 1998 and is by and between Franklin Consolidated Mining Co., Inc., a Delaware Corporation ("Franklin"), William C. Martucci ("WMC") and POS Financial, Inc. a New Jersey corporation.

                                    RECITALS

     WHEREAS, WCM is the owner of 100% of the outstanding shares of Common Stock, par value $.01 per share of POS (the "POS Common Stock") and

     WHEREAS, Franklin desires to acquire the POS Common Stock in exchange for 11,197,413 shares of Common Stock, par value $.01 per share of Franklin (the "Franklin Common Stock") upon the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1

     1.1 Terms of the Exchange:

     (a) WCM shall sell, assign, assign, transfer and convey at the closing date the POS Common Stock to Franklin.

     (b) In consideration for the POS Common Stock, Franklin shall cause its transfer agent to issue to WCM or its assignees on the Closing Date a certificate or certificates representing the Franklin Common Stock, each duly executed on behalf of Franklin in the name of WCM or his assignees.

     1.2 Taking of Necessary Action: Further Action: Each of Franklin and WCM shall take all reasonable and lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action shall be necessary or desirable to carry out the intentions of this Agreement, the officers and directors of each of the parties hereto shall take all such lawful and necessary action.



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                                    ARTICLE 2

                                     Closing

     2.1 Closing: The closing of the transactions contemplated by this Agreement will be held at the offices of 3 Dundar Road, Springfield, N.J. 07081, at 10:00 a.m., local time on or about the fifth business day after the date upon which all conditions contained in Articles 6 and 7 hereof have been satisfied or waived or such other time and place as the parties may agree upon (the "Closing Date").

     2.2 Delivery of Certificates. On the Closing Date (a) Franklin shall issue to WCM the Franklin Common Stock and (b) WCM shall deliver to Franklin the POS Common Stock duly endorsed for transfer to Franklin.

                                    ARTICLE 3

                      Representations and Warrantees of WCM

WCM hereby represents and warrants to Franklin as follows:

     3.1 Power and Authorization. WCM has the power and authority to execute and deliver this Agreement and to perform his obligations under the terms of this Agreement. All action on the part of WCM necessary for the execution, delivery and performance by WCM of this Agreement has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by WCM shall constitute the valid and binding obligations of WCM enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy insolvency or other laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.2 Investment. WCM is acquiring the Franklin Common Stock for investment for his own account, not as a nominee or agent and not with a view to, or for resale in connection with any distribution of any part thereof, and he has no present intention of selling, granting any participation in or otherwise distributing the same. WCM understands that the Franklin Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state and other Common Stock laws and is being issued to WCM by reason of a specific exemption from the registration provisions of the Act and applicable state and other Common Stock laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of WCM's representations expressed herein.

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

     3.3 Restricted Common Stock. WCM has no need of liquidity in this investment and acknowledges and understands that he must bear the economic risk of this investment for an indefinite period of time because the Franklin Common Stock must be held indefinitely unless subsequently registered under the Act and applicable state and other Common Stock laws or unless an exemption from such registration is available. WCM understands that any transfer agent of Franklin will be issued a stop-transfer instructions with respect to such shares unless such transfer is subsequently registered under the Act and applicable state and other Common Stock laws or unless an exemption from such registration is available, and that each certificate representing the Franklin Common Stock will bear a restrictive legend to such effect.

                                    ARTICLE 4

                   Representations and Warranties of Franklin

Franklin hereby represents and warrants to WCM and POS as follows:

     4.1 Organization and Good Standing;  Articles of Incorporation and By-Laws:
Franklin is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Franklin has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Franklin is qualified to do business in those jurisdictions listed on Schedule 4.1 hereto. Franklin is not qualified to do business as a foreign corporation in any other jurisdiction and such qualification is not now required, except to the extent that the failure to so qualify would not have a material adverse effect on Franklin's business as currently conducted.

     4.2 Corporate Power and Authorization. Franklin has the corporate power and authority to execute and deliver this Agreement, to issue the Common Stock hereunder and to perform its obligations under the terms of this Agreement. All corporate action on the part of Franklin, its directors and stockholders necessary for the authorization, execution, delivery and performance by Franklin of this Agreement and the authorization, sale, issuance and delivery of Franklin stock has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by Franklin, shall constitute valid and binding obligations of Franklin, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the Closing Date, the Common Stock will be duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid, nonassessable, and free and clear of any liens, pledges, claims, security interests or other


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encumbrances created hereby; provided, however, that the Common Stock is subject to restrictions on transfer under state or federal Common Stock laws as set forth herein.

     4.3 Capitalization. The authorized capital stock of Franklin consists of 100,000,000 shares of Common Stock, $0.01 par value, of which 3,955,173 shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3, there are no options, warrants or other rights outstanding to purchase or acquire, or any Common Stock convertible into, nor has Franklin agreed to issue or reissue, other than pursuant to this Agreement, any of Franklin's authorized and unissued capital stock. Except as described on Schedule 4.3, there are no agreements or understandings that affect or relate to the voting or giving of written consent with respect to any of Franklin's outstanding Common Stock. There are no preemptive rights with respect to the issuance or sale of Franklin's capital stock.

     4.4 Financial Statements. Franklin has provided the Stockholder with (i) audited financial statements of Franklin as of and for the years ended December 31, 1996 and 1997 (the "Audited Financial Statements"), and (ii) unaudited financial statements of Franklin as of and for the one month ended March 31, 1998 (the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated. The Financial Statements fairly present the financial condition and operating results of Franklin as of the dates and for the periods indicated, subject, with respect to the Interim Financial Statements, to normal year-end audit adjustments.

     4.5 Absence of Certain Developments. Except as described on Schedule 4.5 since December 31, 1997, there has been no change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of Franklin from that reflected in the Audited Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse to the assets, properties, condition (financial or otherwise), operating results, business or prospects of Franklin or changes reflected in the Interim Financial Statements. Without limiting the foregoing, except as described on Schedule 4.5, Franklin has not, since December 31, 1997,
(i) directly or indirectly declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of Franklin, (ii) directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose, (iii) made any capital expenditures exceeding $100,000, (iv) incurred any indebtedness exceeding $100,000, (v) sold or encumbered any material assets, property, rights licenses or permits used in


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Franklin's  business,  (v) suffered any  extraordinary  loss, damage or casualty loss, (vi) received notification of termination or significant decrease from any material customer or supplier, or (vii) committed to any of the foregoing.

     4.6 Absence of Undisclosed Liabilities. Except as disclosed on Schedule 4.6 Franklin does not have any liability or obligation, absolute or contingent, that is not reflected in the Financial Statements, other than obligations and liabilities which taken individually or in the aggregate would not have a material adverse effect on Franklin's assets, liabilities, condition (financial or otherwise), operating results, business or prospect.

     4.7 Taxes. Except as disclosed on Schedule 4.7 Franklin has filed all tax returns and reports required by law to be filed, and has paid all taxes, assessments and other government al charges that are due and payable, except for those matters reasonably being contested by Franklin and those matters which, individually and in the aggregate, would not have a material adverse effect on Franklin's assets, liabilities, condition (financial or otherwise), operating results, business or prospects. The charges, accruals and reserves on the books of Franklin in respect of taxes are considered adequate by Franklin, and Franklin knows of no assessment for additional taxes or any basis therefor.

     4.8 Title to Properties: Except as set forth on Schedule 4.8 Franklin has good title to all of its properties and assets, both real and personal, tangible and intangible, reflected on the balance sheet included in the Audited Financial Statements or acquired after the date thereof (except inventory or other personal property disposed of in the ordinary course of business subsequent to the date thereof), and such properties and assets are not subject to any mortgage, pledge, lien, security interest encumbrance or charge other than (o) liens for current taxes not yet due and payable, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of Franklin or (iii) liens securing obligations reflected in the Financial Statements. With respect to properties or assets it leases, except as set forth on Schedule 4.8, Franklin is in compliance with such leases (except for such defaults or breaches that would not, individually or in the aggregate, have a material adverse affect on assets, liabilities, condition (financial or otherwise), operating results, business or prospects) and holds valid leasehold interests free of any liens, claims or encumbrances except for those described in subsections (i) through (iii) hereof.

     4.9 Compliance with Other instruments. Franklin is not in violation or default of any provision of its Certificate of Incorporation or By-Laws, or, except as described on Schedule 4.9 in default of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which Franklin is a party or by which it is bound. The execution, delivery and performance by Franklin of this Agreement, and the consummation of transactions contemplated hereby and thereby, will not, except as described on


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Schedule  4.9  result  in any  violation  of or  conflict  with  the  Franklin's
Certificate of Incorporation or By-Laws, and, will not result in any violation of or conflict with, or constitute a default under, any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which Franklin is a party or by which it is bound or in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Franklin.

     4.10 Litigation, etc. Except as described on Schedule 4.10, there are no actions, suits, proceedings (arbitration, regulatory or otherwise) or investigations pending or, to Franklin's best knowledge, threatened, against Franklin or against any if its officers or directors in their capacity as such or which otherwise involves Franklin's business or operations. Franklin has not commenced or had commenced against it any case under applicable bankruptcy laws. Franklin is not engaged in any legal action to recover moneys due it or for damages sustained by it in connection with Franklin's business.

     4.11 Employees. Franklin does not have any employees employed at will or pursuant to an employment agreement with Franklin.

     4.12 Registration Rights. Except as described on Schedule 4.12, Franklin is not under any contractual obligation to register under the Act, any of its currently outstanding Common Stock or any of its Common Stock which may hereafter be issued.

     4.13  Governmental  Consent.  Except  as set  forth on  Schedule  4.13,  no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of Franklin is required in connection with the valid execution, delivery and performance of this Agreement, the offer, sale or issuance of the Franklin Common Stock, or the consummation of any other transactions contemplated hereby or thereby, except for filings that may be required to comply with applicable federal and state Common Stock laws.

     4.14 Compliance with Law. Except as set forth on Schedule 4.14 Franklin is conducting its business and operations in compliance in all material respects with all governmental rules and regulations applicable thereto, including without limitation those relating to occupational safety, environmental, health and employment practices, and is not in violation or default in any material respects under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties.

     4.15 Permits. Franklin has all permits, licenses, orders and approvals of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business as now conducted (collectively, the "Permits"); all such Permits are in full force and effect; no


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violations have been recorded in respect of any such Permits; and not proceeding is pending or, to the knowledge of Franklin, threatened to revoke or limit any such Permits. Schedule 4.15 contains a complete and accurate list of all Permits.

     4.16 Offering. Subject to accuracy of the WCM's representations in Article 3, hereof, the offer, sale and issuance of the Common Stock as contemplated by this Agreement will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     4.17 Brokers or Finders. Franklin has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and there are no brokerage commissions, finder's fees or similar items of compensation payable in connection therewith based on any arrangement or agreement made by or on behalf of Franklin.

     4.18 Intellectual Property. Franklin does not have any patents, patent applications, trademarks and trademark applications or other registrations of intellectual property rights registered in its name or licensed to Franklin.

     4.19 Property, Equipment, etc. To the best of Franklin's knowledge, the property and equipment owned or leased by Franklin, taken as a whole, are in good operating condition (except for ordinary wear and tear which do not adversely affect Franklin's businesses and are generally suitable for the uses for which they are currently used.

     4.20 Insurance. Except as set forth on Schedule 4.20, the physical properties and assets used in connection with Franklin's businesses are covered by insurance with reputable companies against casualty and other losses customarily obtained to cover comparable properties and assets by similar businesses in the region in which such properties and assets of Franklin are located, in amounts and coverage which are reasonable in light of existing conditions. Franklin has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion except for such failures that would not have a material adverse effect on Franklin's assets, liabilities, condition (financial or otherwise), operating results, business or prospects.

     4.21 No Misrepresentations or Omissions. To Franklin's best knowledge, all information provided in connection herewith and all representations and warranties hereunder, including the disclosures in the Financial Statements, this Agreement or the Schedules hereto, are complete and correct in all material respects and do not contain any misleading statement or omit any material information.





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     4.22 ERISA. Franklin does not maintain any "Plan" subject to the Employment
Retirement Income Security Act of 1974, as amended ("ERISA").

     4.23 Common Stock Filings. Franklin has made all filings with the Securities and Exchange Commission (the "SEC") that it has been required to make under the Act and the rules and regulations promulgated thereunder and under the Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Franklin has provided WCM with complete and correct copies of all of Franklin's filings made with the SEC (including all exhibits to such filings) since January 1, 1993 (all such documents which have been filed with the SEC, as amended, the "SEC Documents"), including, without limitation all Annual Reports on Form 10-KSB, all Quarterly Reports on Form 10-QSB, all Current Reports on Form 8-K, all registration statements and all proxy statements and annual reports to shareholders. Except as set forth on
Schedule 4.23 and to the best knowledge of Franklin, the SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and to the best knowledge of Franklin, none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.24 Contracts. Schedule 4.24 sets forth a list of all written contracts, agreements, mortgages, notes, instruments, leases, licenses (other than licenses set forth in Schedule 4.16) hereof), franchises, arrangements or understandings with respect to Franklin (the "Franklin Contracts"). Except as set forth on
Schedule 4.14, all of Franklin Contracts are valid and in full force and effect and there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute defaults by Franklin, or to the knowledge of Franklin, by any other party to any Franklin Contract.

                                    ARTICLE 5

                      Representations and Warranties of POS

POS hereby represents and warrants to Franklin as follows:

     5.1 Organization and Good Standing;  Articles of Incorporation and By-Laws:
POS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. POS has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. POS is qualified to do business in those jurisdictions listed on Schedule 5.1 hereto. POS is not qualified to do business as a foreign corporation in any other jurisdiction and such qualification is not now required, except to the extent that the failure to so qualify would not have a material adverse effect on POS's business as currently conducted.



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     5.2 Corporate  Power and  Authorization.  POS has the  corporate  power and authority to execute and deliver this Agreement, and to perform its obligations under the terms of this Agreement. All corporate action on the part of POS, its directors and stockholders necessary for the authorization, execution, delivery and performance by POS of this Agreement has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by POS, shall constitute valid and binding obligations of POS, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 Capitalization. The authorized capital stock of POS consists of 2,500 shares of Common Stock, $0.01 par value, of which 2,500 shares are issued and outstanding. All of the outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase or acquire, or any Common Stock convertible into, nor has POS agreed to issue or reissue, other than pursuant to this Agreement, any of POS's authorized and unissued capital stock. There are no agreements or understandings that affect or relate to the voting or giving of written consent with respect to any of POS's outstanding Common Stock. There are no preemptive rights with respect to the issuance or sale of POS's capital stock.

     5.4 Financial Statements. POS has provided Franklin with (i) audited financial statements of POS as of and for the years ended December 31, 1997 (the "POS Audited Financial Statements"), and (ii) unaudited financial statements of POS as of and for the one quarter ended March 31, 1998 (the "POS Interim Statements" and together with the POS Audited Financial Statements, the "POS Financial Statements"). The POS Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated. The POS Financial Statements fairly present the financial condition and operating results of POS as of the dates and for the periods indicated, subject, with respect to the POS Interim Financial Statements, to normal year-end audit.

     5.5 Absence of Certain Developments. Since December 31, 1997, there has been no change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of POS from that reflected in the POS Audited Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse to the assets, properties, condition (financial or otherwise), operating results, business or prospects of POS or changes reflected in the POS Interim Financial



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Statements. Without limiting the foregoing, except as described on Schedule 5.5,
POS has not, since December 31, 1997, (i) directly or indirectly declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of POS, (ii) directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose, (iii) made any capital expenditures exceeding $100,000, (iv) incurred any indebtedness exceeding $100,000, (v) sold or encumbered any material assets, property, rights licenses or permits used in POS's business, (v) suffered any extraordinary loss, damage or casualty loss, (vi) received notification of termination or significant decrease from any material customer or supplier, or (vii) committed to any of the foregoing.

     5.6 Absence of Undisclosed Liabilities. Except as disclosed on Schedule 5.6 POS does not have any liability or obligation, absolute or contingent, that is not reflected in the POS Financial Statements, other than obligations and liabilities which taken individually or in the aggregate would not have a material adverse effect on POS's assets, liabilities, condition (financial or otherwise), operating results, business or prospect.

     5.7 Taxes. Except as disclosed on Schedule 5.7, POS has filed all tax returns and reports required by law to be filed, and has paid all taxes, assessments and other government al charges that are due and payable, except for those matters reasonably being contested by POS and those matters which, individually and in the aggregate, would not have a material adverse effect on POS's assets, liabilities, condition (financial or otherwise), operating results, business or prospects. The charges, accruals and reserves on the books of POS in respect of taxes are considered adequate by POS, and POS knows of no assessment for additional taxes or any basis therefor.

     5.8 Title to Properties: POS has good title to all of its properties and assets, both real and personal, tangible and intangible, reflected on the balance sheet included in the Audited Financial Statements or acquired after the date thereof (except inventory or other personal property disposed of in the ordinary course of business subsequent to the date thereof), and such properties and assets are not subject to any mortgage, pledge, lien, security interest encumbrance or charge other than (o) liens for current taxes not yet due and payable, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of POS or (iii) liens securing obligations reflected in the POS Financial Statements. With respect to properties or assets it leases, POS is in compliance with such leases (except for such defaults or breaches that would not, individually or in the aggregate, have a material adverse affect on assets, liabilities, condition (financial or otherwise), operating results, business or prospects) and holds valid leasehold interests free of any liens, claims or encumbrances except for those described in subsections (i) through (iii) hereof.



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

     5.9 Compliance with Other instruments. POS is not in violation or default of any provision of its Certificate of Incorporation or By-Laws, or, in default of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which POS is a party or by which it is bound. The execution, delivery and performance by POS of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not, result in any violation of or conflict with the POS's Certificate of Incorporation or By-Laws, and, will not result in any violation of or conflict with, or constitute a default under, any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which POS is a party or by which it is bound or in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of POS.

     5.10 Litigation, etc. There are no actions, suits, proceedings (arbitration, regulatory or otherwise) or investigations pending or, to POS's best knowledge, threatened, against POS or against any if its officers or directors in their capacity as such or which otherwise involve POS's business or operations. POS has not commenced or had commenced against it any case under applicable bankruptcy laws. POS is not engaged in any legal action to recover moneys due it or for damages sustained by it in connection with POS's business.

     5.11 Employees. POS does not have any employees employed at will or pursuant to an employment agreement with POS.

     5.12 Registration Rights. POS is not under any contractual obligation to register under the Act, any of its currently outstanding Common Stock or any of its Common Stock which may hereafter be issued.

     5.13 Governmental Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of POS is required in connection with the valid execution, delivery and performance of this Agreement, or the consummation of any other transactions contemplated hereby or thereby.

     5.14 Compliance with Law. POS is conducting its business and operations in compliance in all material respects with all governmental rules and regulations applicable thereto, including without limitation those relating to occupational safety, environmental, health and employment practices, and is not in violation or default in any material respects under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties.

     5.15 Permits. POS does not have any permits, licenses, orders and approvals of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business as now conducted.

     5.16 Brokers or Finders. POS has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and there are no brokerage commissions, finder's fees or similar items of compensation payable in connection therewith based on any arrangement or agreement made by or on behalf of POS.

     5.17  Intellectual  Property.  POS  does  not  have  any  patents,   patent
applications, trademarks and trademark applications or other registrations of intellectual property rights registered in its name or licensed to POS.

     5.18 Property, Equipment, etc. To the best of POS's knowledge, the property and equipment owned or leased by POS, taken as a whole, are in good operating condition (except for ordinary wear and tear which do not adversely affect POS's businesses and are generally suitable for the uses for which they are currently used.

     5.19 Insurance. The physical properties and assets used in connection with POS's businesses are covered by insurance with reputable companies against casualty and other losses customarily obtained to cover comparable properties and assets by similar businesses in the region in which such properties and assets of POS are located, in amounts and coverage which are reasonable in light of existing conditions. POS has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion except for such failures that would not have a material adverse effect on POS's assets, liabilities, condition (financial or otherwise), operating results, business or prospects.

     5.20 No  Misrepresentations  or  Omissions.  To POS's best  knowledge,  all information provided in connection herewith and all representations and warranties hereunder, including the disclosures in the Financial Statements, this Agreement or the Schedules hereto, are complete and correct in all material respects and do not contain any misleading statement or omit any material information.

     5.21 ERISA. POS does not maintain any "Plan" subject to ERISA.

     5.22 Contracts. Schedule 5.22 sets forth a list of all written contracts, agreements, mortgages, notes, instruments, leases, licenses (other than licenses set forth in Schedule 5.16 hereof), franchises, arrangements or understandings with respect to POS (the "POS Contracts"). Except as set forth on Schedule 5.14, all of POS Contracts are valid and in full force and effect and there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute defaults by POS, or to the knowledge of POS, by any other party to any POS Contract.

                                    ARTICLE 6

The obligations of Franklin to issue the Common Stock on the Closing Date are subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 Representations and Warranties Correct. The representations and warranties made by WCM and POS in Article 3 and 5 hereof be true and correct at and as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of the Closing Date.

     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by WCM and POS at or prior to the Closing Date shall have been performed or complied with, including the obtaining of all consents necessary for the consummation of the transaction by WCM and POS.

     6.3 Compliance Certificate of each of POS and WCM. POS shall have delivered to Franklin a certificate executed by the President of POS dated the Closing Date and WCM shall have delivered a certificate executed by WCM certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement as they relate to WCM.

     6.4 POS Common Stock WCM shall have delivered to Franklin Certificates representing POS Common Stock, duly endorsed for transfer to Franklin.

     6.5 Compliance Certificate. Franklin shall have received a certificate of the Secretary of POS certifying as to (a) the Certificate of Incorporation of POS, (b) By-Laws of POS, (c) the good standing of POS in New Jersey, (d) resolutions of the Board of Directors authorizing the execution of this Agreement and the other transactions contemplated herein and (e) incumbency of POS's signatory.

                                    ARTICLE 7

                      Conditions to Closing of WCM and POS

WCM's obligation to sell the POS Common Stock at the Closing Date is subject to the fulfillment as of the Closing Date of the following conditions:

     7.1 Representations and Warranties Correct. The representations and warranties made by Franklin in Article 4 hereof shall be true and correct at and as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of the Closing Date.

     7.2 Convenants. All covenants, agreements and conditions contained in this Agreement to be performed by Franklin at or prior to the Closing shall have been complied with.

     7.3 Compliance Certificate. Franklin shall have delivered to WCM a certificate executed by the President of Franklin dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 7.1 and
7.2 of this Agreement.

     7.4 Stock Certificates. Franklin shall have issued or cause to be issued to WCM a certificate or certificates representing the Franklin Common Stock.

     7.5 Compliance Certificate. POS and WCM shall have received a certificate of the Secretary of certifying as to (a) the Certificate of Incorporation of Franklin, (b) By-Laws of Franklin, (c) the good standing of Franklin in Delaware and the jurisdictions listed on Schedule 4.1 hereto, (d) resolutions of the Franklin's Board of Directors authorizing the execution of this Agreement and the other transactions contemplated hereby, (e) resolutions of Franklin's stockholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and (f) incumbency of Franklin signatory.

     7.6 Purchase of USM Stock Purchase. Franklin shall have consummated the transactions contemplated by the Stock Purchase Agreement between Franklin and USM (the "USM Stock Purchase").

                                    ARTICLE 8

Stockholder Approvals, Board of Directors' Recommendations; Filings:

     8.1 Stockholder Approvals; Board of Directors' Recommendations. A meeting of the stockholders of Franklin shall be held in accordance with the General Corporation Law of the State of Delaware ("GCL"), as promptly as possible, after at least 20 days' prior written notice there of to the stockholders of Franklin, to consider and vote upon, among other things, the adoption and approval of this Agreement, the USM Stock Purchase, changing of the corporate name of Franklin, the election of the Board of Directors of Franklin and such other transactions as contemplated hereby (collectively, the "Proxy Proposals"). Subject to its fiduciary duty to stockholders, the Board of Directors of Franklin shall recommend to its stockholders that the Agreement and the other Proxy Proposals be adopted and approved.

     8.2 Filings. As soon as practicable after the adoption and approval of this Agreement and the other Proxy Proposals, Franklin shall undertake to prepare and submit to WCM, for review and approval, any and all documentation and/or filings required by the GCL or the Act or the exchange Act to be submitted and/or filed. Upon the approval of such documentation and/or filings by WCM, Franklin shall undertake to file same, as applicable, with the office of the Secretary of State of the State of Delaware and the SEC.

     8.3 Proxy Statement. As soon as practicable, Franklin shall prepare and file, or cause to be prepared and filed with the SEC, a proxy statement (such proxy statement, together with all financial statements, exhibits, and supplements thereto, being herein called the "Proxy Statement" and such proxy statement, together with all financial statements and exhibits thereto, in the form to be filed with the SEC being herein called the "Preliminary Proxy Statement" to be used in connection with the meeting of the stockholders of Franklin, or for inclusion in Franklin's filings under any applicable state takeover laws.

                                    ARTICLE 9

                                 Indemnification

     9.1 Indemnification by WCM and POS. WCM agrees to indemnify, defend and hold Franklin harmless, and its officers, directors, stockholders, agents, employees, attorneys, affiliates, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses (collectively, "Losses") that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any convenant or other obligation on the part of WCM and POS contained in this Agreement, or any document delivered hereunder; provided that WCM and POS shall not be required to indemnify Franklin for Losses unless such Losses exceed $50,000 in the aggregate, in which event WCM and POS shall be obligated to indemnify Franklin for the amount of such Losses in excess of $50,000.

     9.2 Indemnification by Franklin. Franklin agrees to indemnify, defend and hold harmless WCM and officers, directors, stockholders, agents, employees, attorneys, affiliates, successors and assigns and each of them, from and against, and pay or reimburse each of them for, any and all Losses that any of them may sustain or incur as a result of any misrepresentation, breach of warranties or representations or non-performance of any covenants or other obligations on the part of Franklin contained in this Agreement or any document delivered hereunder; provided that Franklin shall not be required to indemnify WCM and POS for losses unless such Losses exceed $50,000 in the aggregate, in which event POS shall indemnify such indemnified party for the amount of such Losses in excess of $50,000.

     9.3 Indemnification Procedures.

     (a) Promptly after receipt by a party entitled to indemnification hereunder (an "Indemnified Party") of notice of any claim or of the commencement of any action, investigations, suit or proceeding ("Proceeding") with respect to which such party may make a claim for Indemnification hereunder, the Indemnified Party will notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of such claim or Proceeding, and the Indemnifying Party may in his or its discretion assume the defense of such claim or Proceeding, in which case he or it shall employ counsel reasonably satisfactory to the Indemnified Party and shall pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, an Indemnified Party will be entitled to employ counsel separate from counsel for the Indemnifying Party and to participate in the defense of such claim or Proceeding at the Indemnified Party's expense. No settlement or compromise of any claim or Proceeding shall give rise to liability of the Indemnifying Party unless such party shall have been notified of any proposed settlement or compromise and shall have consented thereto; provided that the Indemnifying Party shall obtain the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such claim or proceeding, if as a result of the failure of the Indemnified Party to do so would cause it or him to become subject to injunctive or other equitable relief, or the business of the Indemnified Party (or that of its subsidiary) would be materially adversely affected in any manner.

     (b) Other Losses. In the event that any Indemnified Party suffers a Loss or otherwise becomes entitled to indemnification hereunder from an Indemnifying Party in a situation that does not involve a Proceeding being instituted by a third party, the Indemnified Party shall send notice as it would pursuant to
Section 9.3(a) in order to provide reasonable notice to the Indemnifying Party as to the nature and extent of the Loss.

     (c) Effect. Any notice of a claim or Proceeding or a claim for indemnity provided for herein shall be in writing and shall specify, to the extent known by the Indemnified Party, the nature and extent of the claim or Proceeding and the amount being asserted as damages or Losses, as the case may be. Notwithstanding the foregoing, the failure to so provide notice on a timely and adequate basis (except to the extent that such notice is given after the survival period contained in Section 9.2) shall not relieve the Indemnifying Party of its obligations to indemnify hereunder except to the extent that such Indemnifying Party can establish prejudice to it by the lack of timely or adequate notice.

                                   ARTICLE 10

                                   Termination

     10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing, whether prior to or after approval by the stockholders of Franklin by consent of all of the parties hereto, or by either Franklin, on the one hand, or WCM on the other, if;
(i) the other party shall, when made, have breached in any material respect any of its representations or warranties contained in this Agreement; (ii) any such representation or warranty shall not be correct or accurate in all material respects at and as of the Closing Date with the same effect as if made at such time (with such exceptions as are permitted hereunder); (iii) the other party shall have failed top comply in all material respects with any of its convents or agreements contained in this Agreement to be complied with or performed by it at or prior to the Closing Date; (iv) if a permanent injunction is entered, enforced or deemed applicable to this Agreement which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful; (v) if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and shall have been unsuccessful, or (vi) the Closing Date shall not have occurred within 180 days of the date hereof.

     10. 2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1 hereof, all rights of all parties hereto shall cease and terminate, except for such rights as any party may otherwise have for breach of contract, including, without limitation, rights for breach of any representations, warranties or covenants contained herein.

                                   ARTICLE 11

                                  Miscellaneous

     11.1 Governing Law. This agreement shall be governed by an construed under the laws of the State of New York without regard to the conflicts of law principles thereof.

     11.2 Survival. The representations and warranties made herein shall survive the Closing Date of the transactions contemplated hereby for a period of three
(3) years from the Closing Date.

     11.3 Successors and Assigns. Except as otherwise provided herein, this Agreement shall insure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Franklin may not assign its rights under this Agreement without the express written consent of POS and WCM.

     11.4 Entire Agreement: Amendment. This Agreement, its attachments, and the other documents and agreements delivered pursuant hereto at the Closing Date constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement no any term hereof my be amended, waived, discharged or terminated other than by a written agreement of POS and WCM, and Franklin.

     11.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, including Federal Express or similar courier services, addressed (a) if to Franklin, 76 Beaver Street, Room 500, New York, New York 10005 or at such other address as Franklin shall have furnished to the other parties hereto in writing or (b) if to WCM or POS to P.O. Box 343, Millburn, New Jersey 07041, or such other address as WCM or POS shall have furnished to the other parties hereto in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail or courier, at the earlier of its receipt or 48 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     11.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     11. 7 Expenses. WCM agrees to pay the expenses and legal fees incurred on its behalf and on behalf of the other parties to this Agreement with respect to this Agreement and the transactions contemplated hereby.

     11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

     11.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. Furthermore, in lieu of such illegal, unenforceable or void provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, unenforceable or void provision as may be possible and be legal, enforceable and valid.

     11.10 Effect of Headings. The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11.11 Announcements. Each party shall give to the other parties hereto reasonable prior notice and shall consult with the other parties hereto on the timing, contents and manner of making all announcements or press releases, written or otherwise, relating to the transactions contemplated hereby, whether to employees, stockholders or the public, by or on behalf of any of the parties hereto, except to the extent required by law.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first set forth above.


                                       FRANKLIN  CONSOLIDATED MINING CO., INC.



                                       By: /s/  J. Terry Anderson
                                          ------------------------------------
                                          J. Terry Anderson, President



                                       POS FINAICAL, INC.



                                       By: /s/ William C. Martucci
                                          ------------------------------------
                                          William C. Martucci, President



                                       By: /s/ William C. Martucci
                                          ------------------------------------
                                          William C. Martucci, Individually